CONSULTING AGREEMENT

     This Consulting Agreement (this "Agreement") is entered into as of the 1st day of March, 2000 ("Effective Date"), by and between Knight Transportation, Inc., an Arizona corporation (the "Corporation"), and LRK Management, L.LC (the "Consultant").

                                    RECITALS:

     A. Since his retirement as Chairman of the Corporation on July 31, 1999, the Consultant has provided consulting services to the Corporation under an arrangement approved by the Corporations' Board of Directors.

     B. Corporation desires to continue to retain Consultant as an independent contractor to provide consulting services to Corporation as provided in this Agreement and wish to memorialize that agreement in writing. Consultant is willing to provide such services under the terms and conditions as set forth in this Agreement.

                                   AGREEMENT:

     1. TERM OF AGREEMENT. This Agreement shall commence on the Effective Date and shall terminate as provided in Section 7.

     2. SCOPE OF SERVICES. The Corporation and Consultant agree that Consultant will, at the Corporation's request, provide marketing and consulting services to the Company described in Section 4.

     3. CORPORATION'S RULES. Consultant shall comply with all reasonable rules, regulations and policies adopted by Corporation from time to time relating to the business operations of Corporation.

     4. CONSULTANT'S GENERAL DUTIES. Consultant shall perform the following services for Corporation: (i) assist the Corporation with respect to customer presentations, including, without limitation, the retention of all existing customers and obtaining new customers; and (ii) assist the Corporation in
establishing  business  relations  with  new  customers;   and  (iii)  providing
marketing advice to the Corporation. Corporation agrees that it will provide the Company with any assistance it may require to perform his duties hereunder, as reasonably requested by Consultant, including attendance at and participation in meetings with customers, vendors, and employees. Consultant will use his best good faith efforts to carry out the terms and conditions of this Agreement. The Consultant's duties will be performed by Randy Knight personally or by another individual approved in writing by the Chief Executive office of the Corporation.
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     5.  REMUNERATION.  The  Consultant  will  receive an annual fee of $50,000,
payable   quarterly.   The  Consultant  shall  not  be  entitled  to  any  other
compensation.

     6. TIME COMMITMENT. Consultant shall not be required to consult full-time for the Corporation during the Consulting Period. Consultant is required to devote such time as is reasonably necessary for the proper performance of Consultant's duties under this Agreement, but not more than 90 days per year. As an independent contractor, Consultant shall have control of and discretion as to establishing the method by which he will perform services and when the services required of him under this Agreement will be performed.

     7. RIGHT OF TERMINATION. This Agreement shall be terminable at any time by either party. If a party wishes to terminate this Agreement, it shall give written notice of termination to the other party. Termination shall be effective upon receipt of notice. In the event of termination, Consultant's fee shall be prorated through the date of termination.

     8. ASSIGNMENT. This Agreement and the duties, obligations and benefits under it are not assignable or delegable by Consultant without Corporation's prior written consent. This Agreement shall be binding upon and inure to the benefit of Corporation and its respective successors and assigns.

     9. NOTICE. Any notice required to be given by this Agreement shall be in writing and shall be considered as given and received upon personal delivery, one day after being sent when sent by a professional overnight courier service, two days after posting when sent by United States registered or certified mail, or the date of transmission if sent by telecopier, addressed as follows:

           If to Consultant:    L. Randy Knight
                                6529 N. 31st Place
                                Phoenix, Arizona 85016

           If to Corporation:   Knight Transportation, Inc.
                                Attn:  Kevin P. Knight, Chief Executive Officer
                                5601 W. Buckeye Road
                                Phoenix, Arizona 85043

     10. INDEPENDENT CONTRACTOR STATUS. Consultant's relationship to Corporation shall be that of an independent contractor and not an employee. Any federal, state and local taxes required to be paid by Consultant. Nothing contained in this Agreement shall be construed so as to make Consultant an officer or employee of Corporation. Neither Consultant nor Corporation shall have the authority to bind the other party in any respect.

     11. CONFIDENTIALITY. During the term of the Agreement and thereafter, Consultant shall hold in confidence and shall not disclose, directly or indirectly, to any third person any Confidential Information unless such isclosure is authorized in writing by the Corporation or is required by law. For purposes of this Agreement, "Confidential Information" means any and all

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
confidential or proprietary information regarding the Corporation's personnel, products, customers, customer lists, prospects, business plans, lists of actual or prospective customers, pricing, trade secrets, pay practices, suppliers, financing arrangements, or other information relating to the operations or business of the Corporation or any parent, subsidiary and affiliated companies, regardless of whether such confidential information is known or available to, or developed by, Consultant before or during the term of the Agreement. Confidential Information shall not include any information clearly in the public domain, provided that such information did not come into public domain by reason of the Consultant's violation of this Agreement. Consultant acknowledges that the information described above is proprietary and confidential and will be kept confidential. Consultant agrees that all right, title and interest in any such Confidential Information shall be and shall remain the exclusive property of the Corporation. Consultant agrees to execute any agreements or documents and to do all other things reasonably requested by the Corporation in order to vest in the Corporation all ownership rights in the Confidential Information. Upon termination of the Agreement, Consultant agrees to turn over to the Corporation all notes, data, tapes, reference items, sketches, drawings, memoranda, calendars, records and other materials in Consultant's possession or control.

12. MISCELLANEOUS.

     a. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Arizona.

     b. Amendments, modifications and changes to this Agreement shall be valid only if in writing and signed by both parties to this Agreement.

     c. This Agreement contains the entire understanding of the parties with regard to the matters contained herein and supersedes any prior or contemporaneous written or oral agreements of the parties.

     d. The waiver of either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party. If either party retains an attorney to enforce the terms of this Agreement, the prevailing party to any action or enforcement proceeding shall be reimbursed by the other party for all costs and expenses thereof, whether or not assessable.

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
     The undersigned have executed this Agreement as of the Effective Date.

                                         LRK Management, L.LC



"CONSULTANT"                             By: /s/ L. Randy Knight
                                            ----------------------------------
                                                 L. Randy Knight

                                         Its:  Manager
                                             ---------------------------------


"CORPORATION"                            Knight Transportation, Inc., an Arizona
                                         corporation

                                         By: /s/ Kevin P. Knight
                                            ----------------------------------
                                                 Kevin P. Knight

                                         Its:  President
                                             ---------------------------------
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